UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2006

FUEL SYSTEMS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-135378	20-3960974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On August 23, 2006, Aldo Zanvercelli was appointed to the Board of Directors of Fuel Systems Solutions, Inc. (the “Company”). Mr. Zanvercelli is considered an “independent director” pursuant to the regulations of the Securities and Exchange Commission and the Nasdaq National Market.

Mr. Zanvercelli holds a degree in electrical engineering and has significant international business and manufacturing experience, including over 30 years of experience at Alenia Aeronautica where he served in various engineering, design and managerial capacities. Most recently, Mr. Zanvercelli formed the consulting and formation group, Intesis S.r.l. which focuses on inventions for the innovation and development of company organizational systems.

Mr. Zanvercelli was appointed as a director following the recommendation of the Company’s Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: August 25, 2006	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer, Treasurer and Secretary